UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ASGN Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This proxy statement supplement (this “Supplement”) supplements the Definitive Proxy Statement (the “Proxy Statement”) filed by ASGN Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on April 25, 2019 (the “Original Filing”). The Proxy Statement was filed in connection with the Company’s 2019 Annual Meeting of Stockholders to be held on June 13, 2019 at 9:00 am Pacific Daylight Time. This Supplement is being filed with the SEC on May 24, 2019 and should be read together with the Proxy Statement.

Supplemental Disclosure

On April 24, 2019, the Company announced that Peter T. Dameris advised the Company’s Board of Directors that he would step down from his role as Chief Executive Officer of the Company effective April 30, 2019. The Company has been informed that Mr. Dameris' resignation was the subject of negotiations between his counsel and the United States Attorney’s Office in Boston, Massachusetts, which has been investigating Mr. Dameris as a target in connection with the college admissions investigation.